UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

COLORADO GOLDFIELDS INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-51718	20-0716175
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10920 West Alameda Avenue, Suite 207 Lakewood, CO	80226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 984-5324

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

New Employment Agreement with our Interim Chief Executive Officer

We employed Lee R. Rice on September 10, 2008, as our Interim Chief Executive Officer. On December 15, 2008, we entered into a new employment agreement with Mr. Rice, nunc pro tunc to September 10, 2008. Under the new agreement which is month to month, we have agreed to the following: (i) the payment by our company to Mr. Rice of a salary of $5,000 per month; (ii) certain employee benefits, including group health insurance, pension and profit sharing and other such benefits that we may elect to provide our other employees from time to time.

The executive employment agreement may be terminated, among other things: (i) by notice of termination from one party to the other; (ii) upon the death of Mr. Rice. Upon the termination of the executive employment agreement, Mr. Rice will generally be entitled to separation pay equal to one month of pay for each year of service.

The foregoing is a summary of the new employment agreement with Mr. Rice. Please review the executive employment agreement, attached hereto as Exhibit 10.1, for a complete description of all the terms and conditions of the agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement: Lee R. Rice effective nunc pro tunc September 10, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO GOLDFIELDS INC.

Dated: December 17, 2008

By: /s/ C. Stephen Guyer
C. Stephen Guyer
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement: Lee R. Rice effective nunc pro tunc September 10, 2008